ARTICLES OF AMENDMENT
                                     TO
                          ARTICLES OF INCORPORATION
                                     OF
                       THE DREYFUS/LAUREL FUNDS, INC.

     Pursuant to Sections 2-605(a)(4) and 2-607 of the Maryland General Corporation Law, The Dreyfus/Laurel Funds, Inc. (the "Corporation"), a Maryland Corporation, incorporated on August 6, 1987, having its principal office in Maryland in Baltimore, Maryland, hereby adopts the following Articles of Amendment to the Corporation's Articles of Incorporation:

     FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation ("Board") by Article FIFTH of the Articles of Incorporation of the Corporation, as amended, the Board, in accordance with Sections 2-605(a)(4) and 2-607(a)(2) of the Maryland General Corporation Law, hereby changes the name of "Dreyfus Premier Large Company Growth Fund" to "Dreyfus Premier Small Cap Value Fund", without change to the respective designations of the Classes thereof.

     SECOND: The amendments contained herein were approved by a majority of the Board, and are limited to changes permitted by Section 2-605(a)(4) of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

     THIRD: The Corporation is registered with the Securities and Exchange Commission as an open-end investment company under the Investment Company Act of 1940, as amended.

     IN WITNESS WHEREOF, the undersigned hereby executes these Articles of Amendment on behalf of the Corporation, acknowledging it to be the act of the Corporation, and further states under the penalties of perjury that, to the best of his or her knowledge, information and belief, the matters and facts set forth herein are true in all material respects.

Dated:  March 25, 1998             THE DREYFUS/LAUREL FUNDS, INC.



                              By:  /s/ Douglas Conroy
                              Name:  Douglas Conroy
                              Title:  Vice President

                              Attest:  /s/ Mary Nelson
                              Name:  Mary Nelson
                              Title:  Vice President